EXHIBIT 23.1



                 CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Scott & Stringfellow Financial, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of Scott & Stringfellow Financial, Inc. of our report dated August 7, 1995, relating to the consolidated statements of financial condition of Scott & Stringfellow Financial, Inc. and subsidiaries as of June 30, 1995 and June 24, 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended June 30, 1995, June 24, 1994, and June 25, 1993, and our report on the financial statement Schedules III and IX dated August 7, 1995 relating to Scott & Stringfellow Financial, Inc. As of June 30, 1995 and June 24, 1994 and for the years ended June 30, 1995, June 24, 1994, and June 25, 1993, which reports appear or are incorporated by reference in the June 30, 1995 annual report on Form 10-K of Scott & Stringfellow Financial, Inc. We also consent to incorporation by reference in the Registration Statement of our report dated March 3, 1995, relating to the statements of financial condition of the Scott & Stringfellow Financial, Inc. 1992 Employee Stock Purchase plan as of December 31, 1994 and 1993, and the related statements of income and changes in plan equity for the years then ended, which report appears in the December 31, 1994 annual report on Form 11K of the Plan.




KPMG PEAT MARWICK LLP


Richmond, Virginia
March 18, 1996